                                                                    Exhibit 3.4


                              CODE OF REGULATIONS
                              -------------------

                                       OF
                                       --

                          THE CANTON OIL & GAS COMPANY
                          ----------------------------

                                   ARTICLE I.
                                   ----------
                        ISSUANCE AND TRANSFER OF SHARES
                        -------------------------------

Section 1 - Certificates:
-------------------------

        Each Shareholder of this Corporation whose shares have been fully paid up shall be entitled to a certificate or certificates showing the number of shares registered in his name on the books of the Corporation. Each certificate shall be issued in numerical order and shall be signed by the President or Vice President and the Secretary or an Assistant Secretary, and if at any time required by the Board of Directors, shall be countersigned by any Registrar and Transfer Agent that may be designated and appointed by the Board of Directors. A full record of each certificate as issued shall be kept by the Secretary or by the Registrar and Transfer Agent.

        No certificates for fractional shares need be issued by the Corporation unless the issuance thereof shall be affirmatively ordered by the Board of Directors at any time. In lieu of any such certificates for fractional shares, scrip or warrants of ownership of fractional shares may be issued, and upon such terms as may, from time to time, be prescribed by the Board of Directors.

Section 2 - Transfers of Shares:
--------------------------------

        Transfers of shares shall be made only on the books of the Corporation at the office thereof, or at the office of any Registrar and Transfer Agent that may at any time be appointed by the Board of Directors for that purpose, upon surrender of the certificates to be transferred, properly assigned, evidencing the number of shares so transferred. Certificates so surrendered





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shall be canceled and attached to the stubs corresponding thereto in the stock certificate book, and notations of such cancellation made in proper books kept by the Corporation or by such Registrar and Transfer Agent.

Section 3 - Fixing record date and closing Transfer Books:
----------------------------------------------------------

        The Board of Directors may fix a time not exceeding 45 days preceding the date of any meeting of Shareholders, or the date fixed for the payment of any dividend or distribution, or the date for the allotment of rights, or (subject to contract rights with respect thereto) the date when any change or conversion or exchange of shares shall be made or go into effect, as a record date for the determination of Shareholders entitled to notice of and to vote at any such meeting, or entitled to receive payment of any such dividend, distribution or allotment of rights, or to exercise the rights in respect to any such change, conversion or exchange of shares, and, in such case, only Shareholders of record on this date so fixed shall be entitled to notice of and to vote at such meeting, or to receive payment of such dividend, distribution, or allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after any record date fixed as aforesaid. The Board of Directors may close the books of the Corporation against transfers of shares during the whole or any part of such period.

Section 4 - Registrar and Transfer Agent:
-----------------------------------------

        The Board of Directors may at any time, by resolution, provide for the opening of transfer books, for the making and registration of transfers of shares of this Corporation in any state of the United States or in any foreign country, and may employ and appoint and remove, at discretion, any agent, or agents to keep the records of its shares or to transfer or to register shares, or to perform all of such functions, at any place that the Board of Directors may deem advisable.

Section 5 - Lost, Destroyed or Mutilated Shares:
------------------------------------------------

        If any certificate of shares of this Corporation shall become worn, defaced or mutilated, the Directors, upon production and surrender thereof, may order the same canceled and a new certificate issued in lieu thereof. If any such certificate be lost or destroyed, the Directors, upon the furnishing of such evidence as shall be satisfactory to them of such loss or destruction, and upon the giving of such indemnity as they shall deem satisfactory, may order a new certificate to be issued in lieu of such lost or destroyed certificate to the person last appearing upon the books of the Corporation to be the owner of such lost or destroyed certificate.



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Section 6 - Restrictions on Transfer of Shares:
-----------------------------------------------

        Except as provided in this Section 6 of Article I of the Code of Regulations of Belden & Blake Corporation, no holder of the shares of this corporation shall sell, assign, transfer or otherwise dispose of any or all of such shares without first offering the same to the corporation for repurchase by it, at a price no greater than that which the selling shareholder shall have been offered in good faith by another or others or, in cases of sales other than those originating in an offer from others, at a price mutually agreeable to the selling shareholder and the corporation. The failure of the corporation to repurchase any or all of the shares offered by the selling shareholder, within a period of ninety days from receipt of the offer to sell said shares, shall leave the selling shareholder free to sell any shares held by him, and not repurchased by the corporation, to any other person, at a price not less than that at which they were offered to the corporation.

        When transferred, the shares shall continue to be subject to the limitations herein set forth, which shall also be binding upon the respective heirs, legatees, Executors, Administrators and assigns of each shareholder; provided, however, that, if any shares in this corporation be held by a Trustee, Executor or Administrator, then a transfer of the shares so held by such fiduciary to the beneficiaries entitled to receive the same pursuant to the terms of the trust, will or laws of descent and distribution applicable in the particular case shall not be deemed to be restricted by this section, but the transferees of shares from such fiduciary, and their respective heirs, legatees, Executors, Administrators and assigns shall continue to be bound by all the restrictions hereof.

        Notwithstanding the provisions of this section, however, any shareholder of the corporation may assign and transfer some or all of his shares in the corporation to a spouse, child, grandchild or a Trustee for all or any of said persons, but any shares so assigned and transferred shall continue to be subject to the limitations hereinabove set forth.

        All certificates for shares issued by this corporation shall contain, either on the face or on the back of such certificates, a statement that this section of the Code of Regulations restricts the transfer of the shares represented thereby, and that the corporation will mail any shareholder a copy of this section without charge within five days of receipt of written request therefor.


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                                  ARTICLE II.
                                  -----------

                            MEETINGS OF SHAREHOLDERS
                            ------------------------

Section 1 - Annual Meetings:
----------------------------

        The annual meeting of the Shareholders of this corporation shall be held at the principal office of the Corporation at Canton, Ohio, or at such other place within or without the State of Ohio as may be ordered by the Board of Directors, by resolution or by the written order of a majority of the Directors and designated in the notice of such meeting, on the first Tuesday in April in each year, at such hour as may be ordered and designated in the written notice of such meeting. If such day be a legal holiday, then such meeting shall be held at the same hour upon the day next following which is not a legal holiday.

Section 2 - Special Meetings:
-----------------------------

        Special meetings of the Shareholders may be called by the President or by the Board of Directors or a majority thereof, or by the Executive Committee, if there be one, and shall be called by the President, Vice President or the Secretary, when requested in writing by the holders of a majority of the shares of the Corporation at the time entitled to exercise voting power in the election of Directors; or special meetings may be held when all of the Shareholders entitled to exercise voting power upon the question or questions to be submitted at such meeting are present in person or by proxy and consent in writing thereto. Such special meetings shall not be held outside the State of Ohio unless so ordered by a resolution of the Board of Directors, or by written order of a majority of the Directors designating the place of such meeting. The place of any special meeting shall be the principal office of the Corporation, unless a different place shall be designated in the order for such meeting.

Section 3 - Notice of Meetings:
-------------------------------

        A written or printed notice of every regular or special meeting and of the object thereof shall be given to each Shareholder entitled to vote thereat or to receive notice thereof appearing on the books of the Corporation at the record date fixed by the Board of Directors for the determination of Shareholders entitled to notice of and to vote at any such meeting, and in case the Board of Directors does not fix such record date, then to each Shareholder appearing on the books of the Corporation at the date such notices are mailed, by mailing such notice to the last known address of each Shareholder not later than seven days prior to the date of such meeting; provided, however, that if such notices shall be mailed as hereby required, failure of delivery thereof shall not invalidate any annual or special meeting or any proceedings thereat.

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If any regular or special meeting shall be adjourned to another time or place after having been duly convened, no further notice of such adjourned meeting need be given other than the announcement made at the meeting at which such adjournment is taken. Any Shareholder may, in writing, waive any notice hereby required.

Section 4 - Quorum:
-------------------

        The presence at any meetings in person or by proxy of holders of a majority in number of the shares issued and outstanding, and entitled to exercise voting power at such meeting, shall constitute a quorum for the transaction of business; except that if no such quorum be present, the Shareholders present in person or by proxy, by the vote of a majority of the voting power represented by those so present, may adjourn the meeting to a time fixed by such vote.

Section 5 - Proxies:
--------------------

        A Shareholder may, by written proxy or power of attorney, authorize another person or persons to vote for him at any or all meetings of Shareholders. Such proxy must be filed with the Secretary or an Assistant Secretary of the Corporation before the person authorized thereby can vote thereunder. Such proxy, if so expressed therein, may continue in force, unless sooner revoked by written notice given by the Shareholder executing the same, for such period as shall be specified in such proxy, but unless such period for the continuance of the same in force be so expressed, any such proxy shall be valid only at the meeting for which the same is given and all adjournments thereof. If such instrument of proxy shall designate two or more persons to act as proxies, a majority of such persons present at any meeting at which their powers thereunder are to be exercised shall have and may exercise all of the powers thereby conferred, or, if only one be present, then such powers may be exercised by that one.

                                  ARTICLE III.
                                  ------------

                                   DIRECTORS
                                   ---------


Section 1 - Number, Election and Term of Office:
------------------------------------------------

        The number of Directors shall be such number not less than three nor more than seven as the Shareholders from time to time may fix by resolution. Until otherwise ordered by the Shareholders, the number of Directors shall be five.


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        The election of Directors shall be held at the Annual Meeting of
Shareholders in each year or may be held at a special meeting called for that purpose. The Directors shall hold office for the term of one year or until their successors are elected and qualified, except that any Director at any time elected to fill a newly created directorship or a vacancy, and the Directors of the Corporation first elected shall respectively hold office until the next annual meeting of Shareholders and until their successors are respectively elected.

Section 2 - Qualification:
--------------------------

        Any person of lawful age may be elected a Director of the Corporation, whether or not a shareholder and whether or not a citizen of the State of Ohio.

Section 3 - Vacancies:
----------------------

        Upon the happening of any vacancy in the membership of the Board of Directors, whether by death, resignation, increase of the authorized number of Directors without the filling of such new position by the Shareholders at the meeting at which such increase is made, failure of the Shareholders at any time to elect the full number of authorized Directors, or otherwise, and in any of the contingencies provided by the laws of Ohio, the remaining Directors, though less than a majority of the whole authorized number of Directors, may, by the vote or a majority of their number, fill such vacancy in the Board for the unexpired term, or, in the case of a newly created directorship, for a term which shall expire contemporaneously with the terms of Directors then qualified and serving.

Section 4 - Meetings of Directors:
----------------------------------

        Stated meetings of the Board of Directors may be held at such times and intervals as may by the Board of Directors from time to time be determined by either standing resolution or by-law, and may be held without notice of the time, place or purpose thereof when such time and place have been so fixed by resolution or by-law. Such meetings may be held at any place within or without the State of Ohio that the Board may by resolution, from time to time, fix. If the day so fixed for any stated meeting shall fall upon a legal holiday, such meeting shall be held upon the next succeeding day that is not a legal holiday.

Section 5 - Committees of the Board of Directors:
-------------------------------------------------

        The Board of Directors may from time to time establish or abolish standing or special committees, define



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their powers and functions, and delegate to them such authority as the Board may deem expedient. Such committees shall be accountable to the Board, and shall report their actions to the Board from time to time as the Board may direct.

                                  ARTICLE IV.
                                  -----------

                                    OFFICERS
                                    --------

        The officers of the Corporation, who shall be elected by the Board of Directors, shall be a President, one or more Vice Presidents, a Secretary and a Treasurer, and the Board of Directors may, from time to time, by resolution, appoint such additional Vice Presidents, Assistant Secretaries, Assistant Treasurers or other officers, with such designations as the Board shall determine, and may prescribe their duties. The President shall be a member of the Board of Directors. Any two or more of said offices may be held by the same person except those of President and Vice President, but no officer shall execute, acknowledge, verify or countersign any instrument in more than one capacity, if such instrument is required by law, by these Regulations, or by any act of the Corporation to be executed, acknowledged, verified or countersigned by two or more officers.

        The term of office of the President, the Vice presidents, and the Treasurer shall be for one year and until their successors are elected and qualified, except in the case of any of such officers elected to fill a vacancy, who shall serve until the first meeting of the Board of Directors after the next ensuing annual meeting of Shareholders. The term of office of the Secretary shall be during the pleasure of the Board of Directors. Any officer of the Corporation may be removed from office at any time by the vote of a majority of the Directors.

        The Board of Directors may elect or appoint such subordinate officers as to it may seem desirable. Each such officer shall hold office for such period and have such authority and perform such duties as the Board of Directors may prescribe. The Board of Directors may, from time to time, authorize any officer to appoint and to remove subordinate officers and to prescribe the powers and duties thereof.

                                   ARTICLE V.
                                   ----------

                               DUTIES OF OFFICERS
                               ------------------

Section 1 - President:
----------------------

        The President shall be the chief executive and managing officer of the Corporation. He shall preside at all



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meetings of the Shareholders and Directors; shall have general control, management and supervision of the business, affairs and organization of the Corporation, and shall perform such other duties as may be prescribed by the Shareholders or the Board of Directors. He may execute such deeds and conveyances in the name and on behalf of the Corporation as shall from time to time be authorized by the Board of Directors.

Section 2 - Vice President:
---------------------------

        The Vice President shall perform the duties of the President in the case of his absence or disability, and perform such other duties as may by the Board of Directors, from time to time, be prescribed. He may execute such deeds and conveyances in the name and on behalf of the Corporation as shall from time to time be authorized by the Board of Directors, and any such deed or conveyance when so executed shall be as valid and binding as though executed by the President. In case neither the President nor the Vice President shall, at any time, be present or able to perform any duties, the Directors shall designate some other person to perform such duties for such occasions.

Section 3 - Secretary:
----------------------

        The Secretary shall keep minutes of all the proceedings of the Shareholders and the Directors of this Corporation, and make proper record of the same, which shall be attested by him. He shall keep such books as may be required by the Board of Directors, shall have charge of the seal and stock books of the Corporation, except as otherwise ordered by the Board of Directors, shall issue and attest all certificates of shares, except as otherwise ordered by the Board of Directors, shall affix the seal of the Corporation to any instruments requiring such seal and attest the same, or attest the signature of the President or any other officer of the Corporation to any instrument whenever necessary, and shall generally perform such duties as may be required of him by the Shareholders or the Directors, and such as usually pertain to this office. The Secretary shall also prepare or cause to be prepared, as of the record date fixed by the Board of Directors before any meeting of the Shareholders, or as of the date of any such meeting, if the Board shall not fix a record date, or at any other time when the same may be necessary or required by the Board of Directors, a list of the Shareholders appearing of record on the books of the Corporation entitled to vote at any meeting of Shareholders or to exercise any rights or powers or to receive dividends, and shall certify such lists.

Section 4 - Treasurer:
----------------------

        The Treasurer shall receive and have in charge all moneys, bills, notes, bonds and similar property belonging to the Corporation, and shall do with the same as may be ordered by the Board of Directors. The Treasurer shall keep or cause to be kept such financial accounts as may be required, and shall generally perform such duties as may be required of him by the Shareholders and Directors. He shall prepare or cause to be prepared for submission at each regular meeting of the Directors, and at each annual meeting of the Shareholders, and at such other times as may by the Directors or the President be required, a statement, in such detail as shall be required, of the financial condition of the Corporation.

Section 5 - Board of Directors:
-------------------------------

        The Board of Directors shall have power at any time to change, modify or abolish by resolution any powers of any officer, or to assign to any officer new powers except in any instances where powers are by law required to be exercised by particular officers.

Section 6 - Checks upon Bank Deposits:
--------------------------------------

        Checks upon bank deposits of the Corporation shall be signed and/or countersigned by such officers or employees as the Board of Directors may, from time to time, by resolution, direct, and such directions may be varied with respect to various classes of checks.

                                  ARTICLE VI.
                                  -----------

                     COMPENSATION OF OFFICERS AND DIRECTORS
                     --------------------------------------

        The compensation of Directors, as such, shall be such as the Board of Directors may, from time to time, by resolution, determine. The compensation of officers shall be fixed, from time to time, by the Board of Directors, or a committee thereof, if one be appointed by the Board of Directors for that purpose, by the vote of a majority thereof, and no officer shall be excluded from voting upon any resolution fixing his own salary by reason of the fact that he is a Director or a member of a committee of the Board of Directors, all objection or exception on the part of every shareholder to the right of every Director to vote, either as such Director or as a member of any committee of the Board, upon the fixing of all salaries, including his own, being expressly waived by the adoption of these Regulations.

                                  ARTICLE VII.
                                  -----------
                                     BONDS
                                     -----

        The Treasurer, and any other officer or employee, if required by the Board of Directors, shall furnish bond in such amount and with such surety as shall be prescribed and approved by the Board of Directors, assuring the faithful performance of his duties and the faithful accounting for and surrender of all moneys and property of the Corporation, which shall come to his possession. Premiums for all such bonds shall be paid by the Corporation.

                                 ARTICLE VIII.
                                 -------------

                                  FISCAL YEAR
                                  ------------

        The fiscal year of the Corporation shall be the calendar year.


                                  ARTICLE IX.
                                  -----------

                                      SEAL
                                      ----

        The corporate seal of this Corporation shall be circular, with the words "BELDEN & BLAKE CORPORATION" and "CANTON, OHIO", surrounding the words "CORPORATE SEAL".

                                   ARTICLE X.
                                   ----------

                               ORDER OF BUSINESS
                               -----------------

        Unless changed by a majority vote at any meeting of Shareholders, the order of business at such meetings shall be as follows:

     1.      Reading of minutes of last meeting of Shareholders.
     2.      Reports of officers.
     3.      Reports of committees.
     4.      Unfinished business.
     5.      New or miscellaneous business.
     6.      Election of Directors.
     7.      Adjournment.

                                  ARTICLE XI.
                                   ----------

                                  DEFINITIONS
                                  -----------

        The word "person", wherever used in these Regulations, shall be taken to mean and include individuals, partnerships, associations and bodies corporate.

        Words of the singular number shall be taken to include the plural and those of the plural number shall be taken to include the singular, wherever appropriate.

                                  ARTICLE XII.
                                  ------------

                                   AMENDMENT
                                   ---------

        These Regulations may be adopted, amended or repealed by the written assent of the holders of two-thirds of the common shares of the Corporation entitled to vote, or, by the vote of the holders of a majority of the common shares entitled to vote, at any annual meeting of Shareholders or at any special meeting called for that purpose.

                          ----------------------------

                                  ARTICLE XIII
                                  ------------
                                INDEMNIFICATION
                                ---------------

        Section 1. THIRD PARTY ACTIONS. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action, suit, or proceeding by or in the right of the Corporation), by reason of the fact that he is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorney's fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation or that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

        Section 2. DERIVATIVE ACTIONS. Other than in connection with an action or suit in which the liability of a director under Section 1701.95 of the Ohio Revised Code is the only liability asserted, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorney's fees) actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, except that:

                (a) no indemnification of a director shall be made if it is proved by clear and convincing evidence in a court of competent jurisdiction that his action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the Corporation or undertaken with reckless disregard for the best interests of the Corporation; and

                (b) no indemnification of an officer, employee, or agent, regardless of his status as a director, shall be made in respect of any claim, issue, or matter as to which he is adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation;

unless and only to the extent that the Court of Common Pleas or the court in which the action or suit was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, he is fairly and reasonably entitled to indemnity for such expenses as the Court of Common Pleas or the other court shall deem proper.

        Section 3. RIGHTS AFTER SUCCESSFUL DEFENSE. To the extent a director, officer, employee, or agent has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in Section 1 or Section 2 of this Article XIII, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses (including attorney's fees) actually and reasonably incurred by him in connection with the action, suit, or proceeding.

        Section 4. OTHER DETERMINATIONS OF RIGHTS. Other than in a situation governed by Section 3 of this Article XIII, any indemnification under Section 1 or Section 2 of this Article XIII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 1 or Section 2. The determination shall be made (a) by a majority vote of those directors who, in number, constitute a quorum of the directors and who also were not and are not parties to or threatened with any such action, suit, or proceeding or (b), if such a quorum is not obtainable (or even if obtainable) and a majority of disinterested directors so directs, in a written opinion by independent legal counsel (compensated by the Corporation) or
(c) by the affirmative vote in person or by proxy of the holders of record of a majority of the shares held by persons who were not and are not parties to or threatened with any such action, suit, or proceeding and entitled to vote in the election of directors, without regard to voting power that may thereafter exist upon a default, failure, or other contingency or (d) by the Court of Common Pleas or the court in which the action, suit, or proceeding was brought.

        Section 5. ADVANCES OF EXPENSES. Unless the action or suit is one in which the liability of a director under Section 1701.95 of the Ohio Revised Code is the only liability asserted:

                (a) expenses (including attorney's fees) incurred by a director in defending any action, suit, or proceeding referred to in Section 1 or
     Section 2 of this Article XIII shall be paid by the Corporation, as they are incurred, in advance of final disposition of the action, suit, or proceeding upon receipt of an undertaking by or on behalf of the director in which be agrees both (i) to repay the amount if it is proved by clear and convincing evidence in a court of competent jurisdiction that his action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the Corporation or undertaken with reckless disregard for the best interests of the Corporation and (ii) to cooperate with the Corporation concerning the action, suit, or proceeding; and

                (b) expenses (including attorney's fees) incurred by a director, officer, employee, or agent in defending any action, suit, or proceeding referred to in Section 1 or Section 2 of this Article XIII may be paid by the Corporation, as they are incurred, in advance of final disposition of the action, suit, or proceeding, as authorized by the Board of Directors in the specific case, upon receipt of an undertaking by or on behalf of the director, officer, employee, or agent to repay the amount if it is ultimately determined that he is not entitled to be indemnified by the Corporation.

        Section 6. PURCHASE OF INSURANCE. The Corporation may purchase and maintain insurance or furnish similar protection, including trust funds, letters of credit, and self-insurance, on behalf of or for any person who is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against any liability asserted against him and incurred by him in any capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against liability under the provisions of this Article or of the Ohio General Corporation Law. Insurance may be purchased from or maintained with a person in which the Corporation has a financial interest.

        Section 7. MERGERS. Unless otherwise provided in the agreement of merger pursuant to which there is a merger into this Corporation of a constituent corporation that, if its separate existence had continued, would have been required to indemnify directors, officers, employees, or agents in specified situations, any person who served as a director, officer, employee, or agent of the constituent corporation, or served at the request of the constituent corporation as a director, trustee, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, shall be entitled to indemnification by this Corporation (as the surviving corporation) to the same extent he would have been entitled to indemnification by the constituent corporation if its separate existence had continued.

        Section 8. HEIRS; NON-EXCLUSIVITY. The indemnification provided by this Article shall continue as to a person who has ceased to be a director, officer, employee, or agent of the Corporation and shall inure to the benefit of the heirs, executors, and administrators of such a person and shall not be deemed exclusive of, and shall be in addition to, any other rights granted to a person seeking indemnification as a matter of law or under the Articles, these Regulations, any agreement, a vote of shareholders or disinterested directors, any insurance purchased by the Corporation, any action by the directors to take into account amendments to the Ohio General Corporation Law that expand the authority of the Corporation to indemnify a director, officer, employee, or agent of the Corporation, or otherwise, both as to action in his official capacity and as to action in another capacity while holding an office.